Exhibit 10.60

                              SETTLEMENT AGREEMENT


         This Settlement Agreement ("Agreement") is made and entered into by and among DTE Enterprises, Inc., a Michigan corporation and the successor by merger to MCN Energy Group, Inc. ("MCN"), MCNIC Pipeline & Processing Company, a
Michigan corporation ("MCNIC"), Howard L. Dow III ("Dow"), and William E. Kraemer ("Kraemer") (collectively, the "MCN Parties"), and Crown Energy
Corporation, a Utah corporation ("CEC"), Crown Asphalt Corporation, a Utah corporation ("CAC"), Crown Asphalt Products Company, a Utah corporation ("CAPCO"), and Crown Asphalt Distribution, L.L.C., a Utah limited liability company ("CAD") (collectively, the "Crown Parties"), and Jay Mealey ("Mealey") (the MCN Parties, the Crown Parties, and Mealey shall sometimes be referred to collectively herein as the "Parties").

                                    RECITALS

         A. The Parties desire to enter into this Agreement for the purpose of attempting to compromise and settle all of their disputes, including but not limited to the following pending litigation matters: (a) the Order Confirming Arbitrator's Award and Final Judgment, dated February 7, 2002 (the "Damages Judgment"), issued by the Third Judicial District Court of Salt Lake County, State of Utah in Case No. 010910263 Misc. (the "Confirmation Proceeding"), which constitutes a judgment in favor of MCNIC and against CAD in the amount of $20,011,683.35; (b) the Arbitrator's Award of Fees, Costs and Expenses, dated February 5, 2002 (the "Fee Award"), issued by the Honorable John G. Davies in JAMS Arbitration Proceeding No. 1220024039 (the "Arbitration Proceeding"), which was issued in favor of the MCN Parties and against the Crown Parties, jointly and severally, in the amount of $2,609,518.69; (c) the cross-motions to confirm or vacate the Fee Award that have been filed in the Confirmation Proceeding; (d) the action pending in the Third Judicial District Court of Salt Lake County,
State of Utah, entitled MCNIC Pipeline & Processing Company, a Michigan corporation, Plaintiff v. Crown Asphalt Distribution, L.L.C., a Utah limited liability company, Defendant, Civil No. 000904867 (the "State Action"); and (e) the action pending in the United States District Court for the District of Utah, Central Division, entitled Crown Energy Corporation, et al., Plaintiffs v. MCN Energy Group, Inc., et al., Defendants, Civil No. 2:00CV-0583ST (the "Federal Action").

         B. By entering into this Agreement, the Parties are not admitting the truth of any allegation that has been made in any of the litigation and arbitration proceedings identified above in Recital A.

         C. As fully stated below, portions of the settlement set forth in this Agreement are effective upon the Effective Date (as defined below) of this Agreement, while other portions of the settlement are conditioned upon the timely exercise by the Crown Parties of the option to purchase MCNIC's interests in CAD.

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                                    AGREEMENT

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

         1. Transfer of CAC's Interests in CAR. CAC hereby transfers, assigns, and conveys to MCNIC all of its rights, title, and interests in or relating to Crown Asphalt Ridge, L.L.C., a Utah limited liability company ("CAR"), including but not limited to all of its rights, title, and interests as a member of CAR, all of its rights, title, and interests as an owner of CAR, all of its rights under the CAR Operating Agreement (including but not limited to any and all ownership rights, management rights, back-in options, back-in rights, tag-along rights, rights of first offers, rights to participate in additional opportunities, and rights to participate in the management or ownership of subsequent plants) and the CAR Operating and Management Agreement. CAC hereby represents and warrants that it has not previously transferred or encumbered any portion of said rights, title, and interests to any person or entity other than MCNIC and is not aware of any such encumbrances other than the MK Judgment, as defined below. Upon this assignment by CAC of its rights, title, and interests in CAR, which assignment shall occur immediately and automatically upon the signing of this Agreement, CAC's obligations under the CAR True Up Loan (as defined below) shall be discharged in full. Upon this assignment, the Crown
Parties acknowledge and agree that none of them will have any right, title, or interest in or relating to CAR other than the overriding royalty interests granted by Paragraph 6 below.

         2. Transfer of Tar Sands Leases and Other CAR-related Assets. The Crown Parties hereby transfer, assign, and convey to CAR all of their rights, title, and interests in and to any tar sands leases or other contracts or assets relating to CAR that are held by them (as opposed to being held by CAR). The Crown Parties agree to execute and deliver forthwith any further deeds or assignments deemed necessary by the MCN Parties to effectuate this provision. The Parties acknowledge that several permits, licenses, rights, assets, and/or applications relating to (i) the lands currently controlled or leased by CAR, or
(ii) CAR's operations, are now in CAC's name, including the Uintah County Conditional Use Permit, the Utah Department of Air Quality Permit, the Utah Division of Water Quality Letter of Exemption, the Utah Division of Oil, Gas and Mining Permit and related Bond, and the Application for Special Use Lease (filed with Uintah County). The Parties agree that these four permits and/or applications will promptly be assigned and transferred to CAR, and CAC agrees to assign and transfer to CAR any other such permits, licenses, rights, assets, and/or applications that are requested by MCNIC. MCN and MCNIC hereby agree, jointly and severally, to defend, indemnify, and hold harmless the Crown Parties and Mealey from all liabilities, claims, and causes of action of any kind and nature that arise from MCNIC's ownership and operation, from the Effective Date forward, of CAR and the CAR-related assets being acquired by CAR as part of this Agreement.

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         3. Agreement Not to Compete.  For a period of three (3) years following the Effective Date of this Agreement, Mealey, the Crown Parties, and the Crown Parties' respective officers and directors shall not compete, either directly or indirectly, or assist others in competing with CAR in the western United States and in western Canada in any way in regards to tar sands leasing, mining, extraction, or processing. It is expressly acknowledged that the mere ownership of the shares in CEC or in CAC and their successors and assigns will not constitute a violation of this Paragraph 3, although it is acknowledged that neither CEC nor CAC can compete with CAR in regards to tar sands leasing, mining, extraction, or processing during the term and within the geographical scope of this provision. It is also acknowledged that the Crown Parties, their officers and directors and Mealey may continue in their present businesses of buying, storing, blending, and selling asphalt without violating this Paragraph 3.

         4. Release of CEntry Settlement Escrow. The Parties hereby authorize the CEntry settlement funds, which total approximately $1 million and which are currently being held in an escrow account for the benefit of CAR and its members, to be released immediately to MCNIC. The Crown Parties shall forthwith sign any additional documents that are required by the escrow holder before the escrow holder will release the escrow funds to MCNIC.

         5. Payment of Morrison Knudsen Judgment. Upon receipt of the funds from the CEntry escrow, MCNIC shall promptly satisfy the judgment that was entered on or about January 30, 2001 by the Eighth Judicial District Court of Uintah County, State of Utah, in Case No. 990800360 (the "MK Judgment"). The MK Judgment was entered in favor of Morrison Knudsen Corporation and against CAC in the principal amount of $303,873.39. The MCN Parties shall indemnify CAC and its directors, officers, shareholders, employees or agents from the MK Judgment.

         6. Grant of Overriding Royalty. Immediately following the signing of this Agreement, MCNIC (which will then be the sole member of CAR) will cause CAR to grant and assign to CAC and its successors and assigns a one percent (1%) non-cost bearing, overriding royalty interest in the sales proceeds received by CAR or its successors and assigns from any product produced from the lands known as "Tract A" of CAR (i) that are either currently leased by CAR or (ii) that are currently leased by one of the other Crown Parties, where the lease is one that will be assigned to CAR upon the signing of this Agreement pursuant to Paragraph 2 above and a three percent (3%) non-cost bearing, overriding royalty interest in the sales proceeds received by CAR or its successors and assigns from any products produced from any other lands (i) that are either currently leased by CAR or (ii) that are currently leased by one of the other Crown Parties, where the lease is one that will be assigned to CAR upon the signing of this Agreement pursuant to Paragraph 2 above. The Parties acknowledge and agree that no overriding royalties shall be due and payable on any raw tar sands or products that are removed from the specified lands by a lessor or its assigns unless CAR or any successor or assign receives any net proceeds (i.e., compensation in

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excess of all associated costs, including overhead) as a result of such removal, in which case the applicable overriding royalty will be paid only on the net proceeds. No amendment, modification to, or transfer of interests in any lease or agreement for "Tract A" or other lands shall serve to extinguish or eliminate these overriding royalty interests. CAR and MCNIC agree to cause the necessary documentation evidencing the granting of the overriding royalty interests to be prepared and executed in such a manner as to allow the documentation to be recorded with the County Recorder's Office of Uintah County, Utah. In the event any lease or agreement relating to any lands covered by these overriding royalty interests terminates or expires, then such overriding royalty interest expires, provided, however, that if any such lease or agreement is subsequently renewed by MCNIC or CAR, or any related entity or successor in interest to MCNIC or CAR, within one (1) year of such expiration or termination, the respective overriding royalty interest will be granted and assigned by CAR or its successor or assigns to CAC or its successors and assigns in all such renewal leases or agreements. The Crown Parties and Mealey acknowledge that the receipt of such overriding royalties does not entitle them to any decision making authority relating to CAR or the CAR assets and that MCNIC has no obligation to them to pursue the retrofit at the CAR production facility or to operate the CAR assets at any time in the future. The Crown Parties and Mealey further acknowledge that they shall have no input into any decision regarding such assets or any rights to the assets other than the right of CAC and its successors and assigns to receive the above-described overriding royalties in the event product is sold and that the only obligation owed to them is the obligation of CAR and its successors and assigns to pay CAC and its successors and assigns the above-described overriding royalties when, and if, product is sold. The Crown Parties and Mealey further acknowledge that the receipt of such overriding royalties does not entitle to them to object to MCNIC's sale of CAR or the CAR assets and that they have no legal basis for asserting, either now or at any time in the future, any claim against the MCN Parties, CAR, or any of their successors and assigns except for the right to assert a claim to collect CAC's overriding royalties.

         7. Mutual Releases Regarding CAR. Effective immediately upon the signing of this Agreement, the Parties mutually release each other as follows:

         (a) Release by the MCN Parties. Except for the right to enforce the terms of this Agreement, the MCN Parties, on behalf of themselves and their respective heirs, successors, and assigns, completely release and discharge the Crown Parties and Mealey, as well as their respective heirs, successors, and assigns and all of their respective current and former attorneys, directors, officers, shareholders, members, managers, employees, and agents from any and all existing claims and causes of action of any kind in nature, whether or not presently known by the Parties, that relate in any way to CAR, including but not limited to all such claims and causes of action asserted in the Arbitration Proceeding, the State Action, and the Federal Action, all claims and causes of action arising under the CAR Operating Agreement, the CAR Operating and Management Agreement, and the Promissory Note dated July 20, 1999 payable by CAC to MCNIC in the principal amount of $2,991,868.66 (the "CAR True Up Loan"), and all claims and causes of action arising from or in any way related to the

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ownership,  operation,  and  management  of CAR.  The Crown  Parties  and Mealey acknowledge that this limited release by the MCN Parties does not release any of the Crown Parties from any part of the Fee Award or the Damages Judgment.

         (b) Release by the Crown Parties and Mealey. Except for the right to enforce the terms of this Agreement, the Crown Parties and Mealey, on behalf of themselves and their respective heirs, successors, and assigns, completely release and discharge the MCN Parties, as well as their respective heirs, successors, and assigns and all of their respective current and former attorneys, officers, directors, shareholders, employees, and agents from any and all existing claims and causes of action of any kind and nature, whether or not presently known by the Parties, that relate in any way to CAR, including but not limited to all such claims and causes of action asserted in the Arbitration Proceeding, the State Action, and the Federal Action, all claims and causes of action arising under the CAR Operating Agreement, the CAR Operating and Management Agreement, and the CAR True Up Loan, and all claims and causes of action arising from or in any way related to the ownership, operation, and management of CAR.

         8. Option to Purchase MCNIC's Interest in CAD. Effective upon CAPCO's payment to MCNIC of the sum of $200,000.00, which payment shall be made contemporaneously with the signing of this Agreement, MCNIC hereby grants the Crown Parties the option to purchase all of MCNIC's rights, title, and interests in or relating to CAD for the sum of $5,500,000.00 (the "Purchase Price"). The initial term of this option shall expire at the close of business on April 30, 2002, but the Crown Parties shall have the right to extend the term by a maximum of five months (or through September 30, 2002) by making an additional $100,000.00 payment to MCNIC for each additional month desired by them. To obtain a one-month extension of the term, the Crown Parties must deliver the required $100,000.00 payment to MCNIC by the close of business on the last day of the existing term. For example, if the Crown Parties pay the initial $200,000.00 payment required to activate the option and then desire to extend the term of the option for one additional month, they must deliver the required $100,000.00 payment to MCNIC by the close of business on April 30, 2002. To exercise this option, the Crown Parties must tender to MCNIC during the term of the option (including any extensions allowed by this Paragraph) the funds and other items specified in Paragraph 14(a) below. If the option is extended beyond April 30, 2002, as allowed by this Paragraph, the Purchase Price will increase by $100,000.00 at the time each one-month extension is obtained.

         9. Allocation of Option Payments. If the Crown Parties timely exercise the option granted them by Paragraph 8 above and the Closing (as defined below) occurs, then all payments made to MCNIC pursuant to Paragraph 8 shall be credited against the Purchase Price. If, however, the Closing does not occur, then the $200,000.00 payment made to MCNIC pursuant to Paragraph 8 shall be credited against the Fee Award, but any additional payments made to MCNIC pursuant to Paragraph 8 for the purpose of extending the term of the option shall not be credited against the Fee Award and, instead, shall be deemed consideration for extending the initial term of the option. The Parties acknowledge that any application of the initial $200,000.00 option payment to

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the Fee Award as described  within this Agreement  shall not waive in any manner the Crown Parties' right, upon the expiration of any stay imposed by Paragraph 10 below, to move to vacate or appeal the Fee Award or otherwise contest the validity of such award.

         10. Stay of Proceedings. Effective upon MCNIC's receipt of the $200,000.00 payment required by Paragraph 8 in order to activate the option, the Parties agree to stay any and all proceedings relating to the Damages Judgment, including but not limited to any efforts by MCNIC to execute on the Damages Judgment, the supplemental hearing scheduled in the Confirmation Proceeding for March 5, 2002, and any hearing or ruling on CAD's Motion to Stay Enforcement of Rule 54(b) Judgment, which was filed in the Confirmation Proceeding on or about February 15, 2002, and any and all proceedings regarding the Fee Award, including but not limited to any hearings or further briefing on the cross-motions to confirm or vacate the Fee Award that have been filed in the Confirmation Proceeding. The term of this stay shall be identical to the term of the option (including extensions thereof, if any) described in Paragraph 8 above. Upon the activation of this stay by the payment of the required $200,000.00 payment, the Parties shall forthwith jointly file in the Confirmation Proceeding a Stipulation and proposed Order consistent with this Paragraph.

         11. Operation of CAD During Stay. During the term of any stay granted by the provisions of Paragraph 10 above, the Parties agree as follows regarding the operation of CAD:

         (a) Business in Ordinary Course. The Crown Parties shall operate CAD in the ordinary course and shall not sell, assign, pledge, or in any way encumber or attempt to sell, assign, pledge, or in any way encumber any of the CAD terminals, the Cowboy terminal, or any of CAD's equipment located at any of the terminals. Without limiting the foregoing, the Crown Parties agree that they will keep current, and extend if necessary, all real property and equipment leases now in effect at the CAD terminals and the Cowboy terminal, that they will keep current, and extend if necessary, all insurance policies now in effect with respect to the CAD terminals, the Cowboy terminal, and all equipment located at any of the terminals, that they will keep current, and extend if necessary, all permits now in effect with respect to the CAD terminals, the Cowboy terminal, and all equipment located at any of the terminals, that they will maintain the condition of the CAD terminals, the Cowboy terminal, and all equipment located at any of the terminals (reasonable wear and tear excepted), that they will promptly collect all monies owed to CAD and promptly pay all monies owed by CAD (except for the Damages Judgment), that they will not enter into any long term contracts (i.e., contracts lasting more than six months) on behalf of CAD, and that they will not enter into any intercompany transactions involving either CAD or CAPCO, except as described in Subparagraph (c) of this Paragraph, without the prior written authorization of MCNIC. To the extent any costs or expenses are incurred by CAD as a result of the "through put" transactions described in Subparagraph (c) below, the Crown Parties shall promptly reimburse CAD for those costs and expenses.

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         (b)  Retention of Contract  Rights and  Obligations.  The Parties shall retain all of their respective rights and obligations under the CAD Operating Agreement and the CAD Operating and Management Agreement, including but not limited to MCNIC's right under Section 6.3 of the CAD Operating and Management Agreement to examine CAD's books and records and its right under Section 6.4 of the CAD Operating and Management Agreement to inspect CAD's terminals and other facilities. MCNIC may exercise these rights one or more times during the stay, as desired. Notwithstanding the foregoing, the Parties agree that MCNIC shall have no obligation to make any further capital contributions or loans to CAD.

         (c) Use of CAD Tanks for "Through Put" Arrangements. The Parties agree that CAD's asphalt tanks may be utilized to store asphalt owned by unrelated third parties (the "Third Party(ies)"). The Crown Parties and Mealey agree that CAD will not incur any expenses because of these "through put" transactions and that the only expenses that CAD continues to incur are for real property taxes, real property leases, equipment leases and CAD's portion of the loan obligations to Hancock-Geisler which are payable with regard to the Cowboy terminal. When CAD receives the inventory due it under the Settlement Agreement with Santa Maria Refining Company, then CAD will bear the expenses and receive the revenue associated with that inventory. The MCN Parties shall not claim any ownership or security interest in the asphalt placed in any of CAD's asphalt tanks by Third Parties on a "through put" basis or in the proceeds thereof. CAPCO shall pay MCNIC the amount of $5 per ton of the Third Parties' asphalt which is stored in CAD's tanks. Within five days of the signing of this Agreement, CAPCO shall pay MCNIC the amount of $5 per ton for each ton of Third Parties' asphalt that is stored in CAD's tanks as of the Effective Date. CAPCO shall also pay MCNIC the amount of $5 per ton for each additional ton of Third Parties' asphalt that is placed in any of CAD's tanks at any time after the signing of this Agreement and before the Closing or expiration of the stay, with said payments being calculated and made on a weekly basis. CAPCO agrees to provide MCNIC with whatever documentation concerning such asphalt which it reasonably requests. Upon the expiration of the stay, if the Crown Parties have not timely exercised their option under Paragraph 8 above, the MCN Parties will allow the Third Parties a reasonable period of time of not less than thirty (30) days to remove any of their asphalt that is then being stored in CAD's tanks. Upon receipt of the $200,000.00 option payment specified in Paragraph 8 above, the MCN Parties agree to promptly provide the Crown Parties with a letter in the form attached hereto as Exhibit "A" which evidences their consent to the contents of this Subparagraph. Notwithstanding the foregoing, the Parties agree that the Crown Parties will reserve sufficient space in CAD's tanks to accommodate all asphalt that may be delivered to CAD by Santa Maria Refining Company ("SMRC") under the terms of the Settlement Agreement, dated on or about October 23, 2001, among SMRC, CAD, and their related entities.

         12. No Bankruptcy. During the term of any stay granted by the provisions of Paragraph 10 above, the Crown Parties agree that none of them will seek bankruptcy protection and that they will oppose all third party attempts to force such bankruptcy.

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         13.  Rights Upon  Expiration  of Any Stay of  Proceedings.  The Parties
anticipate that the Crown Parties will timely exercise the option described in Paragraph 8 above and that, upon the Closing thereof (as described below), the conditional portions of the settlement set forth in this Agreement will become final and effective. If, however, the Crown Parties are unable to timely exercise the option, or elect not to do so, then upon the expiration of any stay of proceedings under Paragraph 10 above the Parties shall have all of their respective rights and obligations regarding the Damages Judgment and the Fee Award, except as follows:

         (a) The Crown Parties hereby waive the right to appeal, set aside, or otherwise challenge the Damages Judgment;

         (b) The Crown Parties hereby waive the right to pursue CAD's Motion to Stay Enforcement of Rule 54(b) Judgment; and

         (c) The Crown Parties agree not to contest the right of the MCN Parties to execute on CAD's assets.

         14. Closing. If the Crown Parties elect to exercise the option set forth in Paragraph 8 above, they shall schedule a closing to occur on or before the expiration of the option (the "Closing"). The Closing shall occur at the offices of Parsons Behle & Latimer, 201 South Main Street, Suite 1800, Salt Lake City, UT, on such date and at such time as the Parties shall agree (but prior to the expiration of the option).

         (a) Items to be Delivered By the Crown Parties at Closing. The Crown Parties shall deliver the following items to the MCN Parties at the Closing:

                  (i) Immediately available funds representing the remainder of the Purchase Price owing, as calculated in accordance under Paragraphs 8 and 9;

                  (ii) An executed agreement, in a form acceptable to the MCN Parties, stating that the Crown Parties agree, jointly and severally, to defend, indemnify, and hold harmless the MCN Parties from any claims by Berman, Gaufin, Tomsic & Savage ("BGT&S) that arise out of or relate in any way to this Agreement or the Notice of Attorneys' Liens filed by BGT&S in the Arbitration Proceeding on or about November 12, 2001; and

                  (iii) Executed Stipulations and proposed Orders, in forms acceptable to the MCN Parties, effecting the final dismissal with prejudice of all pending litigation between the Parties.

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         (b)  Items to be  Delivered  by the MCN  Parties  at  Closing.  The MCN
Parties shall deliver to the Crown Parties or their designees the following items at the Closing:

                  (i) An assignment of all of MCNIC's rights, title, and interests in or relating to CAD.

                  (ii) Executed documents, in forms acceptable to the Crown Parties, evidencing the termination of any security interests in the assets of CAD or any Crown Party, and evidencing the cancellation of the loans made by MCNIC to CAD, which documents shall become effective only upon MCNIC's receipt of the funds and documents specified in Subparagraph (a) above; and

                  (iii) Executed Stipulations and proposed Orders, in forms acceptable to the Crown Parties, evidencing the final dismissal with prejudice of all pending litigation between the Parties, which documents shall become effective only upon MCNIC's receipt of the funds and documents specified in Subparagraph (a) above.

         15. Mutual Releases. Effective immediately upon the Closing and MCNIC's receipt of the Purchase Price, the Parties mutually release each other as follows:

         (a) Release by the MCN Parties. Except for the right to enforce the terms of this Agreement, the MCN Parties, on behalf of themselves and their respective heirs, successors, and assigns, completely release and discharge the Crown Parties and Mealey, as well as their respective heirs, successors, and assigns and all of their respective current and former attorneys, directors, officers, shareholders, members, managers, employees, and agents from any and all then-existing claims and causes of action of any kind and nature, whether or not presently known by the Parties, including but not limited to all claims and causes of action arising out of the Damages Judgment and the Fee Award, all claims and causes of action asserted in the Arbitration Proceeding, the State Action, and the Federal Action, all claims and causes of action arising under the CAD Operating Agreement, the CAD Operating and Management Agreement, and any of the loans made by MCNIC to CAD, and all claims and causes of action arising from or in any way related to the ownership, operation, and management of CAD, CAPCO, and the Rawlins terminal.

         (b) Release by the Crown Parties and Mealey. Except for the right to enforce the terms of this Agreement, the Crown Parties and Mealey, on behalf of themselves and their respective heirs, successors, and assigns, completely release and discharge the MCN Parties, as well as their respective heirs, successors, and assigns and all of their respective current and former attorneys, directors, officers, shareholders, members, managers, employees, and agents from any and all then-existing claims and causes of action of any kind and nature, whether or not presently known by the Parties, including but not limited to all claims and causes of action asserted in the Arbitration

Proceeding, the State Action, and the Federal Action, all claims and causes of action arising under the CAD Operating Agreement, the CAD Operating and Management Agreement, and any loans made by MCNIC to CAD, and all claims and causes of action arising from or in any way related to the ownership, operation, and management of CAPCO, CAD, and the Rawlins terminal.

         16. Dismissal of Pending Litigation. If, and only if, the Crown Parties timely exercise their option under Paragraph 8 above and the Closing timely occurs, then the Parties shall forthwith jointly move for the dismissal with prejudice of the State Action and the Federal Action. In addition, the Parties shall forthwith withdraw their cross-motions to confirm or vacate the Fee Award that have been filed in the Confirmation Proceeding. Moreover, MCNIC shall forthwith file notice in the Confirmation Proceeding that the Damages Judgment has been fully satisfied.

         17. Allocation of Settlement Proceeds. Subject to the releases contained in Paragraph 15, the Parties agree that, if the Crown Parties exercise their option under Paragraph 8 above and if the Closing occurs, then no portion of the Purchase Price and no portion of the other consideration required of the Crown Parties as part of this Agreement is a payment towards the Fee Award.

         18. Tax Matters. In the event that the Closing occurs and that MCNIC receives the full Purchase Price, then the Parties agree as follows: (i) that all loans made by MCNIC to CAD will be deemed to have been forgiven by MCNIC prior to the transfer of MCNIC's membership interest in CAD pursuant to Paragraph 14 above; and (ii) (a) that MCNIC will be entitled to claim a bad debt loss for the forgiveness of its loans to CAD, and (b) that any income recognized by CAD as a result of the forgiveness of the loans shall be allocated by CAD on a prorata basis to CAPCO and MCNIC in accordance with their membership interests in CAD as of the Effective Date, unless (in either case) otherwise required by applicable law. The Crown Parties agree not to take any action or make any election that is inconsistent with the intended tax treatment described above.

         19. Mutual Indemnifications. The Parties agree to indemnify each other as follows:

         (a) Indemnification of the Crown Parties and Mealey. Effective upon the Closing, MCN and MCNIC hereby agree, jointly and severally, to defend, indemnify, and hold harmless the Crown Parties and Mealey from all liabilities, claims, and causes of action of any kind and nature, whether presently existing or subsequently accruing, and whether asserted by the MCN Parties or others, arising from or in any way pertaining to CAR, any of the CAR-related assets being acquired by CAR as a part of this Agreement, or the operation of CAR.

         (b) Indemnification of the MCN Parties. Effective upon the Closing, the Crown Parties hereby agree, jointly and severally, to defend, indemnify, and hold harmless the MCN Parties from all liabilities, claims, and causes of action of any kind and nature, whether presently existing or subsequently accruing, and whether asserted by the Crown Parties or others, arising from or in any way related to the assets or operations of CAD, CAPCO, or the Rawlins terminal.

         20. No Duties or Covenants Except as Expressed. There are no implied duties or covenants contained in this Agreement other than those of good faith and fair dealing. In addition, the Parties acknowledge and admit that, from and after the Effective Date of this Agreement, no fiduciary relationship will exist between any of the Crown Parties and any of the MCN Parties and that none of the respective Parties will owe any fiduciary duties to each other, regardless of whether the Closing contemplated herein occurs.

         21. Execution of Further Documents. The Parties agree to execute any and all documents that may be necessary to effectuate the terms of this Agreement.

         22. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, and assigns.

         23. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Utah.

         24. Effective Date. This Agreement shall become effective and binding upon the Parties once it has been signed by all of the Parties (the "Effective Date").

         25. Counterparts, Facsimile. This Agreement may be executed in any number of counterparts and by facsimile, each of which may be executed by fewer than all of the Parties, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.

         26. Integration Clause. The Parties stipulate that this Agreement is the final, complete, exclusive, and fully integrated expression of their settlement. This Agreement supersedes all prior oral or written agreements among the Parties with respect to the subject matters contained herein. There are no representations, arrangements or understandings, either oral or written, among the Parties which are not fully expressed herein. No alterations or other modifications of this Agreement shall be effective unless made in writing and signed by all Parties.

         27. Representations and Warranties. Each of the Parties hereby represents and warrants that this Agreement has been duly authorized and validly executed and delivered by said Party, by or through an individual with authority to act on behalf of and legally bind said Party. Each of the Parties also hereby represents and warrants that said Party has not transferred, assigned, or pledged, in whole or in part, any of the claims that are within the scope of the releases set forth in Paragraphs 7 and 15 above. The Parties further represent and warrant that they have not relied upon any statement, communication, representation, or opinion of any other Party or any representative of any other Party in connection with this Agreement or the settlement of this matter.

         28. Survival Clause. The Parties hereby acknowledge and agree that the transactions and provisions set forth in Paragraphs 1 through 7, 18, and 20 through 27 of this Agreement, which become effective and binding immediately upon the signing of this Agreement, shall not be affected in any way in the event the Crown Parties do not timely exercise their option under Paragraph 8 of this Agreement and the Closing contemplated by this Agreement does not occur.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated below.


                                            DTE ENTERPRISES, INC.

Dated:   March 8, 2002                      By:   /s/
                                                 ------------------------------
                                            Its:     Associate General Counsel


                                            MCNIC PIPELINE & PROCEESING COMPANY

Dated:   March 8, 2002                      By:    /s/ Howard L. Dow III
                                                 ------------------------------
                                            Its:     Vice President


                                                 /s/ Howard L. Dow III
                                                 ------------------------------
Dated:   March 8, 2002                             HOWARD L. DOW III

                                                 /s/ William E. Kreamer
                                                 ------------------------------
Dated:   March 8, 2002                              WILLIAM E. KRAEMER


                                            CROWN ENERGY CORPORATION

                                            By:      /s/ Jay Mealey
                                                 ------------------------------
Dated:   March 8, 2002                      Its:     President


                                            CROWN ASPHALT CORPORATION

                                            By:      /s/ Jay Mealey
                                                 ------------------------------
Dated:   March 8, 2002                      Its:     President

                                            CROWN ASPHALT PRODUCTS COMPANY


                                            By:      /s/ Jay Mealey
                                                 ------------------------------
Dated:   March 8, 2002                      Its:     President


                                            CROWN ASPHALT DISTRIBUTION, L.L.C.


                                            By:      /s/ Jay Mealey
                                                 ------------------------------
Dated:   March 8, 2002                      Its:     Manager


                                                   /s/ Jay Mealey
                                                 ------------------------------
Dated:   March 8, 2002                              JAY MEALEY